Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Second Quarter 2015 Results

– Company Reports Record Revenue and Profitability for Second Quarter 2015 –

– Declares Third Quarter Dividend of $0.70 Per Common Share, an Increase of 7.7% Over Second Quarter Dividend –

NASHVILLE, Tenn. (Aug. 4, 2015) – Ryman Hospitality Properties, Inc. (NYSE:RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the second quarter ended June 30, 2015.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “We are delighted with our record second quarter performance from both a revenue and profitability perspective. Our Hospitality segment capitalized on strong demand from group and transient customers to drive higher levels of occupancy and outside-the-room spending, which, combined with effective margin management, contributed to same-store Hospitality Adjusted EBITDA Margin growth of 160 basis points to 34.5 percent compared to second quarter 2014. This quarter’s Hospitality Adjusted EBITDA margin is the best our Company has achieved for any quarter since the opening of Gaylord National.

“Second quarter 2014 was a record for sales production, and despite this tough comparison, our second quarter 2015 sales production exceeded our four-year, five-year and seven-year second quarter bookings average and is on pace with our production expectations for the year.

“Based on our strong performance to date and our expectations for the remainder of the year—and taking into consideration our dividend policy—we are increasing our third quarter dividend to $0.70 per common share. We plan to pay a total 2015 annual dividend of $2.70 per common share, which is an increase of approximately 23 percent over 2014.”

The Company’s results include the following:

($ in thousands, except per share amounts, RevPAR and Total RevPAR)	Three Months Ended June 30,					Six Months Ended June 30,
	As Reported			Pro Forma		As Reported				Pro Forma
	2015	2014	% Δ	2014 (1)	% Δ	2015		2014	% Δ	2014 (1)	% Δ
Same-Store RevPAR (2)	$139.07	$134.85	3.1%			$134.54		$129.94	3.5%
Same-Store Total RevPAR (2)	$330.46	$316.09	4.5%	$314.16	5.2%	$327.46		$317.34	3.2%	$315.51	3.8%
Total Revenue	$274,036	$257,913	6.3%	$256,490	6.8%	$527,184		$504,364	4.5%	$501,685	5.1%
Adjusted EBITDA	$91,751	$81,562	12.5%			$165,577		$148,044	11.8%
Adjusted EBITDA Margin	33.5%	31.6%	1.9pt	31.8%	1.7pt	31.4%		29.4%	2.0pt	29.5%	1.9pt
Same-Store Hospitality Revenue (2)	$243,522	$232,930	4.5%	$231,507	5.2%	$479,976		$465,133	3.2%	$462,454	3.8%
Same-Store Hospitality Adjusted EBITDA (2)	$84,035	$76,591	9.7%			$159,879		$146,522	9.1%
Same-Store Hospitality Adjusted EBITDA Margin (2)	34.5%	32.9%	1.6pt	33.1%	1.4pt	33.3%		31.5%	1.8pt	31.7%	1.6pt
Adjusted FFO	$74,802	$68,408	9.3%			$133,717		$123,128	8.6%
Adjusted FFO per diluted share	$1.45	$1.13	28.3%			$2.59		$2.05	26.3%
Operating income	$57,015	$47,486	20.1%			$92,905		$80,283	15.7%
Net income available to common shareholders	$41,389	$23,039	79.6%			$45,921	(3)	$43,692	5.1%
Net income per diluted share available to common shareholders	$0.80	$0.38	110.5%			$0.89	(3)	$0.73	21.9%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.
(3)	2015 net income impacted by a $20.2 million loss on warrant settlements in the first quarter of 2015.

For the Company’s definitions of RevPAR, Total RevPAR, Adjusted EBITDA and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of RevPAR and Total RevPAR,” “Non-GAAP Financial Measures,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

Operating Results

Hospitality Segment

For the three months and six months ended June 30, 2015 and 2014, the Company reported the following:

($ in thousands, except for ADR, RevPAR and Total RevPAR)	Three Months Ended June 30,					Six Months Ended June 30,
	As Reported			Pro Forma		As Reported			Pro Forma
	2015	2014	% Δ	2014 (1)	% Δ	2015	2014	% Δ	2014 (1)	% Δ
Hospitality Results
Hospitality Revenue (2)	$245,835	$232,930	5.5%	$231,507	6.2%	$482,289	$465,133	3.7%	$462,454	4.3%
Hospitality Adjusted EBITDA	$85,066	$76,591	11.1%			$160,910	$146,522	9.8%
Hospitality Adjusted EBITDA Margin	34.6%	32.9%	1.7pt	33.1%	1.5pt	33.4%	31.5%	1.9pt	31.7%	1.7pt
Hospitality Performance Metrics (2)
Occupancy	75.2%	74.3%	0.9pt			73.1%	72.4%	0.7pt
Average Daily Rate (ADR)	$184.32	$181.44	1.6%			$183.75	$179.50	2.4%
RevPAR	$138.61	$134.85	2.8%			$134.36	$129.94	3.4%
Total RevPAR	$325.96	$316.09	3.1%	$314.16	3.8%	$325.21	$317.34	2.5%	$315.51	3.1%
Gross Definite Rooms Nights Booked	532,270	639,739	(16.8%)			875,535	1,012,387	(13.5%)
Net Definite Rooms Nights Booked	402,433	475,580	(15.4%)			665,488	725,894	(8.3%)
Group Attrition (as % of contracted block)	13.4%	11.1%	(2.3pt )			12.4%	10.7%	(1.7pt )
Cancellations ITYFTY (3)	6,057	9,155	33.8%			18,076	16,531	(9.3%)
Same-Store Hospitality Results (4)
Same-Store Hospitality Revenue (2)	$243,522	$232,930	4.5%	$231,507	5.2%	$479,976	$465,133	3.2%	$462,454	3.8%
Same-Store Hospitality Adjusted EBITDA	$84,035	$76,591	9.7%			$159,879	$146,522	9.1%
Same-Store Hospitality Adjusted EBITDA Margin	34.5%	32.9%	1.6pt	33.1%	1.4pt	33.3%	31.5%	1.8pt	31.7%	1.6pt
Same-Store Hospitality Performance Metrics (2)
Occupancy	75.6%	74.3%	1.3pt			73.3%	72.4%	0.9pt
Average Daily Rate (ADR)	$183.83	$181.44	1.3%			$183.49	$179.50	2.2%
RevPAR	$139.07	$134.85	3.1%			$134.54	$129.94	3.5%
Total RevPAR	$330.46	$316.09	4.5%	$314.16	5.2%	$327.46	$317.34	3.2%	$315.51	3.8%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	During Q2 2014, Gaylord Texan had 15,700 room nights out of service due to a room renovation project that was completed in August 2014. Out of service rooms do not impact total available room count for calculating hotel metrics (e.g., Occupancy, RevPAR, and Total RevPAR).
(3)	“ITYFTY” represents In The Year For The Year.
(4)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.

Property-level results and operating metrics for second quarter 2015 are presented in greater detail below and under “Supplemental Financial Results.” Highlights for second quarter 2015 for the Hospitality segment and at each property include:

•	Hospitality Segment (Same-Store): Total revenue increased 4.5 percent to $243.5 million in second quarter 2015 compared to second quarter 2014, and RevPAR increased 3.1 percent, driven mainly by an increase in occupancy of 1.3 percentage points. Adjusted EBITDA increased 9.7 percent, as compared to second quarter 2014, to $84.0 million. Adjusted EBITDA margin grew by 160 basis points compared to the prior-year quarter, driven by continued margin management and higher system-wide occupancy levels.

•	Gaylord Opryland: Total revenue for second quarter 2015 was $78.4 million, a 9.3 percent increase from the 2014 period, driven by a favorable shift to corporate group rooms, which drove higher outside-the-room spending in food and beverage. In addition, an overall increase in group rooms was the primary driver of a 3.1 percentage point increase in occupancy. Adjusted EBITDA increased 19.2 percent, as compared to second quarter 2014, to $29.7 million, which was a record second quarter for the property. Adjusted EBITDA Margin grew by 320 basis points over the same period in 2014 to 37.9 percent.

•	Gaylord Palms: Total revenue for second quarter 2015 was $40.9 million, a 1.1 percent increase from the 2014 period, driven primarily by an increase in banquet revenue due to a favorable shift to corporate room nights. Adjusted EBITDA increased 4.7 percent, as compared to second quarter 2014, to $11.1 million as a result of effective margin management, and Adjusted EBITDA margin grew by 90 basis points over the same period in 2014 to 27.2 percent.

•	Gaylord Texan: Total revenue for second quarter 2015 was $50.0 million, a 14.6 percent increase from the 2014 period, due primarily to a total occupancy increase of 8.6 percentage points. This occupancy increase included a favorable shift to corporate group room nights, which also drove strong banquet revenue. During the second quarter of 2014, the hotel had 15,700 room nights out of service due to the room renovation project that was completed in August 2014. Adjusted EBITDA increased 24.5 percent, as compared to second quarter 2014, to $17.1 million, which was a record second quarter for the property. Adjusted EBITDA margin grew by 270 basis points over the same period in 2014 to 34.2 percent.

•	Gaylord National: Total revenue for second quarter 2015 was $70.5 million, a 4.5 percent decrease from the 2014 period, primarily due to a large association group cancellation in June and a few corporate groups underperforming. Although Adjusted EBITDA decreased 5.1 percent, as compared to second quarter 2014, to $24.9 million, the property maintained Adjusted EBITDA margin year over year.

Reed continued, “Overall, our Hospitality segment had a very good second quarter, with Gaylord Texan and Gaylord Opryland on pace to have their best-ever years in 2015 in terms of revenue and profitability. While Gaylord National had a challenging second quarter, we believe it will outperform the D.C. market for the remainder of this year. In April, we added the AC Hotel at National Harbor to our portfolio, which further enhances our ability to capitalize on National Harbor’s continued rise as a premier leisure destination and provides a natural overflow option for Gaylord National.”

Entertainment Segment

For the three months and six months ended June 30, 2015 and 2014, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Δ	2015	2014	% Δ
Revenue	$28,201	$24,983	12.9%	$44,895	$39,231	14.4%
Operating Income	$10,158	$8,341	21.8%	$12,278	$8,893	38.1%
Adjusted EBITDA	$11,674	$9,698	20.4%	$15,417	$11,806	30.6%
Adjusted EBITDA Margin	41.4%	38.8%	2.6pt	34.3%	30.1%	4.2pt

Reed continued, “Our Entertainment segment had another superb quarter with double-digit increases in both revenue and Adjusted EBITDA compared to the prior-year quarter. Our Ryman Auditorium expansion opened in June to rave reviews, and early indicators are that the capital we deployed there is delivering the desired outcome.”

Corporate and Other Segment Results

For the three months and six months ended June 30, 2015 and 2014, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Δ	2015	2014	% Δ
Operating Loss	($6,970)	($7,046)	1.1%	($14,779)	($14,817)	0.3%
Adjusted EBITDA	($4,989)	($4,727)	(5.5%)	($10,750)	($10,284)	(4.5%)

Development Update

In April, the Company announced a $20 million meeting facility expansion at Gaylord National. The new facility will include a 24,000-square-foot ballroom building offering 16,000 square feet of meeting space overlooking the Potomac River, the Woodrow Wilson Bridge and Old Town Alexandria. The investment will also include an expansion of an open-air events space to be used for group and social events, catering and the hotel’s holiday programming. The new ballroom facility is scheduled to open in fall 2016, while the open-air events space is scheduled to open in September 2015.

Dividend Update

The Company paid its second quarter 2015 cash dividend of $0.65 per share of common stock on July 15, 2015 to stockholders of record on June 30, 2015. Today, the Company announced a third quarter cash dividend of $0.70 per share of common stock payable on October 15, 2015 to stockholders of record on September 30, 2015. It is the Company’s current plan to distribute total annual dividends of approximately $2.70 per share for 2015, with the remaining fourth quarter payment of $0.70 per share of common stock occurring in January 2016. If expected regular quarterly dividends for 2015 do not satisfy the Company’s annual distribution requirements, the Company would satisfy the annual distribution requirement by paying a “catch up” dividend in January 2016. Any future dividend is subject to the board’s future determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of June 30, 2015, the Company had total debt outstanding of $1,493.2 million and unrestricted cash of $41.3 million. As of June 30, 2015, $340.5 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.0 million in letters of credit, which left $357.5 million of availability for borrowing under the credit facility.

Credit Facility Amendment and Senior Unsecured Notes Update

On June 5, 2015, the Company successfully extended the maturity of the revolving line of credit under its senior secured credit facility. The revolving line of credit was scheduled to mature in April 2017.

The extended $700 million revolver will mature in June 2019 and at June 30, 2015 had an outstanding borrowing of $340.5 million. The Company also amended certain covenants under the facility. The revolver’s interest rate is based upon a leverage-based pricing grid ranging from 160 to 240 basis points over LIBOR, representing an improvement in pricing of 15 to 35 basis points compared to the terms of the credit facility prior to the amendment. The initial interest rate under the amended revolver is the sum of LIBOR plus a margin of 160 basis points per annum.

With the credit facility amendment and recently completed private placement of $400 million in principal amount of 5% senior notes due 2023, the Company has no debt with a maturity date prior to 2019.

Guidance

The Company is updating its 2015 guidance provided on May 6, 2015 to reflect its expectations for Hospitality revenue for the full year. The following business performance outlook is based on current information as of August 4, 2015. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed continued, “Our Hospitality segment is on pace to have its best year ever in terms of profitability, and we are encouraged by the strength of our business in the fourth quarter and our business on the books for 2016. However, our third quarter outlook for top-line revenue growth in our Hospitality segment has moderated due to a challenging holiday calendar and our accelerated room renovation project at Gaylord Opryland. Therefore, we are revising our Hospitality RevPAR and Total RevPAR guidance ranges. Our outlook for Adjusted EBITDA remains unchanged.”

$ in millions, except per share figures	Prior Guidance Full Year 2015		Updated Guidance Full Year 2015
	Low	High	Low	High
Hospitality RevPAR [1,2]	4.0%	6.0%	3.5%	4.5%
Hospitality Total RevPAR [1,2]	3.0%	5.0%	3.0%	4.5%
Hospitality Adjusted EBITDA Margin Change	+ 150 bps	+ 240 bps	+ 150 bps	+ 260 bps
Adjusted EBITDA
Hospitality [3,4]	$310.0	$325.0	$310.0	$325.0
AC Hotel	2.0	3.0	2.0	3.0
Entertainment (Opry and Attractions)	29.0	32.0	29.0	32.0
Corporate and Other	(23.0)	(22.0)	(23.0)	(22.0)

Consolidated Adjusted EBITDA	$318.0	$338.0	$318.0	$338.0

Adjusted FFO	$250.5	$270.5	$250.5	$270.5
Adjusted FFO per Diluted Share	$4.86	$5.25	$4.86	$5.25
Estimated Diluted Shares Outstanding	51.5	51.5	51.5	51.5

1.	Hospitality segment guidance for RevPAR and Total RevPAR does not include the AC Hotel.
2.	Includes impact of various accounting changes as stipulated by the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 2015.
3.	Estimated interest income of $12.0 million from Gaylord National bonds reported in Hospitality segment guidance in 2015 and historical results in 2014.
4.	Hospitality segment guidance assumes approximately 18,100 room nights out of service in 2015 due to the renovation of rooms at Gaylord Opryland. The out of service rooms do not impact total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from unconsolidated entities; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses); (gains) and losses on warrant settlements; and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and a reconciliation of segment operating income to segment Adjusted EBITDA are set forth below under “Supplemental Financial Results.” The losses on the call spread and warrant modifications related to our convertible notes and warrant repurchases do not result in a charge to net income; therefore, Adjusted EBITDA does not reflect the impact of these losses. Hospitality Adjusted EBITDA—Same Store excludes the AC Hotel at National Harbor.

Adjusted FFO Definition

We calculate Adjusted FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses; we also exclude written-off deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, and gains (losses) on extinguishment of debt and warrant settlements. For periods prior to 2015, we also deducted certain capital expenditures. We believe that the presentation of Adjusted FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.” The losses on the call spread and warrant modifications related to our convertible notes and warrant repurchases do not result in a charge to net income; therefore, Adjusted FFO does not reflect the impact of these losses.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:

Mark Fioravanti, President and Chief Financial Officer

Ryman Hospitality Properties, Inc.

(615) 316-6588

mfioravanti@rymanhp.com

~or~

Todd Siefert, Vice President of Corporate Finance & Treasurer

Ryman Hospitality Properties, Inc.

(615) 316-6344

tsiefert@rymanhp.com

Brian Abrahamson, Vice President of Corporate Communications

Ryman Hospitality Properties, Inc.

(615) 316-6302

babrahamson@rymanhp.com

~or~

Josh Hochberg or Dan Zacchei

Sloane & Company

(212) 446-1892 or (212) 446-1882

jhochberg@sloanepr.com; dzacchei@sloanepr.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jun. 30,		Jun. 30,
	2015	2014	2015	2014
Revenues :
Rooms	$104,540	$99,376	$199,261	$190,458
Food and beverage	119,042	109,959	237,373	227,203
Other hotel revenue	22,253	23,595	45,655	47,472
Entertainment (previously Opry and Attractions)	28,201	24,983	44,895	39,231

Total revenues	274,036	257,913	527,184	504,364

Operating expenses:
Rooms	26,802	26,903	52,869	54,381
Food and beverage	64,789	61,058	129,864	124,240
Other hotel expenses	70,109	68,823	140,405	140,925
Management fees	3,791	3,952	7,303	7,863

Total hotel operating expenses	165,491	160,736	330,441	327,409
Entertainment (previously Opry and Attractions)	16,659	15,411	29,821	27,682
Corporate	6,273	6,048	13,367	12,755
Preopening costs	199	—	791	—
Impairment and other charges	—	—	2,890	—
Depreciation and amortization	28,399	28,232	56,969	56,235

Total operating expenses	217,021	210,427	434,279	424,081

Operating income	57,015	47,486	92,905	80,283
Interest expense, net of amounts capitalized	(17,814)	(15,472)	(31,627)	(31,142)
Interest income	3,393	3,038	6,401	6,069
Loss on extinguishment of debt	—	(2,148)	—	(2,148)
Other gains and (losses), net	(339)	(4,337)	(20,571)	(4,326)

Income before income taxes	42,255	28,567	47,108	48,736
Provision for income taxes	(866)	(576)	(1,187)	(92)

Net income	41,389	27,991	45,921	48,644
Loss on call spread and warrant modifications related to convertible notes	—	(4,952)	—	(4,952)

Net income available to common shareholders	$41,389	$23,039	$45,921	$43,692

Basic net income per share available to common shareholders	$0.81	$0.45	$0.90	$0.86

Fully diluted net income per share available to common shareholders	$0.80	$0.38	$0.89	$0.73

Weighted average common shares for the period:
Basic	51,269	50,814	51,196	50,719
Diluted (1)	51,601	60,535	51,562	60,078

(1)	Represents GAAP calculation of diluted shares and does not consider anti-dilutive effect of the Company’s purchased call options associated with its previously outstanding convertible notes. For the three months and six months ended June 30, 2014, the purchased call options effectively reduce dilution by approximately 6.0 million and 5.8 million shares of common stock, respectively.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Jun. 30,	Dec. 31,
	2015	2014
ASSETS:
Property and equipment, net of accumulated depreciation	$2,015,099	$2,036,261
Cash and cash equivalents - unrestricted	41,319	76,408
Cash and cash equivalents - restricted	25,270	17,410
Notes receivable	152,615	149,612
Trade receivables, net	68,512	45,188
Deferred financing costs	27,587	21,646
Prepaid expenses and other assets	59,141	66,621

Total assets	$2,389,543	$2,413,146

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,493,239	$1,341,555
Accounts payable and accrued liabilities	137,647	166,848
Deferred income taxes	14,626	14,284
Deferred management rights proceeds	184,635	183,423
Dividends payable	33,931	29,133
Derivative liabilities	—	134,477
Other liabilities	143,939	142,019
Stockholders’ equity	381,526	401,407

Total liabilities and stockholders’ equity	$2,389,543	$2,413,146

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2015		2014		2015		2014
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$274,036		$257,913		$527,184		$504,364
Net income	$41,389		$27,991		$45,921		$48,644
Provision for income taxes	866		576		1,187		92
Other (gains) and losses, net	339		4,337		20,571		4,326
Net loss on the extinguishment of debt	—		2,148		—		2,148
Interest expense, net	14,421		12,434		25,226		25,073
Depreciation & amortization	28,399		28,232		56,969		56,235

EBITDA	85,414	31.2%	75,718	29.4%	149,874	28.4%	136,518	27.1%
Preopening costs	199		—		791		—
Non-cash lease expense	1,341		1,371		2,682		2,741
Equity-based compensation	1,467		1,447		3,057		2,728
Impairment charges	—		—		2,890		—
Interest income on Gaylord National bonds	3,381		3,031		6,380		6,062
Other gains and (losses), net	(339)		(4,337)		(20,571)		(4,326)
Loss on warrant settlements	60		4,496		20,246		4,496
(Gain) loss on disposal of assets	228		(164)		228		(175)

Adjusted EBITDA	$91,751	33.5%	$81,562	31.6%	$165,577	31.4%	$148,044	29.4%

Hospitality segment
Revenue	$245,835		$232,930		$482,289		$465,133
Operating income	$53,827		$46,191		$95,406		$86,207
Depreciation & amortization	26,349		26,003		52,792		51,517
Preopening costs	168		—		760		—
Non-cash lease expense	1,341		1,371		2,682		2,741
Impairment charges	—		—		2,890		—
Interest income on Gaylord National bonds	3,381		3,031		6,380		6,062
Other gains and (losses), net	(222)		(5)		(222)		(5)
Loss on disposal of assets	222		—		222		—

Adjusted EBITDA	$85,066	34.6%	$76,591	32.9%	$160,910	33.4%	$146,522	31.5%

Entertainment segment (previously Opry and Attractions)
Revenue	$28,201		$24,983		$44,895		$39,231
Operating income	$10,158		$8,341		$12,278		$8,893
Depreciation & amortization	1,353		1,231		2,765		2,656
Preopening costs	31		—		31		—
Equity-based compensation	132		126		343		257
Other gains and (losses), net	—		152		—		152
Gain on disposal of assets	—		(152)		—		(152)

Adjusted EBITDA	$11,674	41.4%	$9,698	38.8%	$15,417	34.3%	$11,806	30.1%

Corporate and Other segment
Operating loss	$(6,970)		$(7,046)		$(14,779)		$(14,817)
Depreciation & amortization	697		998		1,412		2,062
Equity-based compensation	1,335		1,321		2,714		2,471
Other gains and (losses), net	(117)		(4,484)		(20,349)		(4,473)
Loss on warrant settlements	60		4,496		20,246		4,496
(Gain) loss on disposal of assets	6		(12)		6		(23)

Adjusted EBITDA	$(4,989)		$(4,727)		$(10,750)		$(10,284)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2015	2014	2015	2014
Consolidated
Net income	$41,389	$27,991	$45,921	$48,644
Depreciation & amortization	28,399	28,232	56,969	56,235

FFO	69,788	56,223	102,890	104,879
Non-cash lease expense	1,341	1,371	2,682	2,741
Impairment charges	—	—	2,890	—
Loss on extinguishment of debt	—	2,148	—	2,148
Loss on warrant settlements	60	4,496	20,246	4,496
(Gain) loss on other assets	228	—	228	—
Write-off of deferred financing costs	1,926	—	1,926	—
Amortization of deferred financing costs	1,459	1,415	2,855	2,836
Amortization of debt discounts	—	2,755	—	6,028

Adjusted FFO	$74,802	$68,408	$133,717	$123,128

Capital expenditures (1)	(12,357)	(9,604)	(24,792)	(19,393)

Adjusted FFO less maintenance capital expenditures	$62,445	$58,804	$108,925	$103,735

FFO per basic share	$1.36	$1.11	$2.01	$2.07
Adjusted FFO per basic share	$1.46	$1.35	$2.61	$2.43
FFO per diluted share (2)	$1.35	$0.93	$2.00	$1.75
Adjusted FFO per diluted share (2)	$1.45	$1.13	$2.59	$2.05

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.
(2)	The GAAP calculation of diluted shares does not consider anti-dilutive effect of the Company’s purchased call options associated with its previously outstanding convertible notes. For the three months and six months ended June 30, 2014, the purchased call options effectively reduce dilution by approximately 6.0 million and 5.8 million shares of common stock, respectively.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

Unaudited

(in thousands, except operating metrics)

	Three Months Ended Jun. 30,			Six Months Ended Jun. 30,
	2015	2014	2014 (1)	2015	2014	2014 (1)
HOSPITALITY OPERATING METRICS:
Hospitality Segment
Occupancy	75.2%	74.3%	74.3%	73.1%	72.4%	72.4%
Average daily rate (ADR)	$184.32	$181.44	$181.44	$183.75	$179.50	$179.50
RevPAR	$138.61	$134.85	$134.85	$134.36	$129.94	$129.94
OtherPAR	$187.35	$181.24	$179.31	$190.85	$187.40	$185.57
Total RevPAR	$325.96	$316.09	$314.16	$325.21	$317.34	$315.51
Revenue	$245,835	$232,930	$231,507	$482,289	$465,133	$462,454
Adjusted EBITDA	$85,066	$76,591	$76,591	$160,910	$146,522	$146,522
Adjusted EBITDA Margin	34.6%	32.9%	33.1%	33.4%	31.5%	31.7%
Same-Store Hospitality Segment (2)
Occupancy	75.6%	74.3%	74.3%	73.3%	72.4%	72.4%
Average daily rate (ADR)	$183.83	$181.44	$181.44	$183.49	$179.50	$179.50
RevPAR	$139.07	$134.85	$134.85	$134.54	$129.94	$129.94
OtherPAR	$191.39	$181.24	$179.31	$192.92	$187.40	$185.57
Total RevPAR	$330.46	$316.09	$314.16	$327.46	$317.34	$315.51
Revenue	$243,522	$232,930	$231,507	$479,976	$465,133	$462,454
Adjusted EBITDA	$84,035	$76,591	$76,591	$159,879	$146,522	$146,522
Adjusted EBITDA Margin	34.5%	32.9%	33.1%	33.3%	31.5%	31.7%
Gaylord Opryland
Occupancy	79.5%	76.4%	76.4%	72.3%	72.5%	72.5%
Average daily rate (ADR)	$170.83	$166.71	$166.71	$167.59	$168.05	$168.05
RevPAR	$135.76	$127.34	$127.34	$121.21	$121.79	$121.79
OtherPAR	$163.11	$146.08	$144.19	$158.54	$154.68	$152.93
Total RevPAR	$298.87	$273.42	$271.53	$279.75	$276.47	$274.72
Revenue	$78,382	$71,710	$71,214	$145,929	$144,220	$143,304
Adjusted EBITDA	$29,701	$24,909	$24,909	$51,467	$48,293	$48,293
Adjusted EBITDA Margin	37.9%	34.7%	35.0%	35.3%	33.5%	33.7%
Gaylord Palms
Occupancy	71.8%	72.3%	72.3%	77.3%	78.1%	78.1%
Average daily rate (ADR)	$164.72	$169.35	$169.35	$180.63	$176.57	$176.57
RevPAR	$118.22	$122.41	$122.41	$139.59	$137.86	$137.86
OtherPAR	$201.73	$194.03	$191.55	$231.02	$226.83	$224.37
Total RevPAR	$319.95	$316.44	$313.96	$370.61	$364.69	$362.23
Revenue	$40,936	$40,487	$40,170	$94,316	$92,809	$92,183
Adjusted EBITDA	$11,132	$10,628	$10,628	$31,206	$28,948	$28,948
Adjusted EBITDA Margin	27.2%	26.3%	26.5%	33.1%	31.2%	31.4%
Gaylord Texan
Occupancy	73.7%	65.1%	65.1%	74.9%	68.1%	68.1%
Average daily rate (ADR)	$187.03	$184.35	$184.35	$191.53	$182.88	$182.88
RevPAR	$137.75	$120.03	$120.03	$143.39	$124.53	$124.53
OtherPAR	$225.51	$196.96	$195.20	$241.50	$222.10	$220.44
Total RevPAR	$363.26	$316.99	$315.23	$384.89	$346.63	$344.97
Revenue	$49,950	$43,587	$43,344	$105,265	$94,799	$94,345
Adjusted EBITDA	$17,103	$13,739	$13,739	$37,984	$29,038	$29,038
Adjusted EBITDA Margin	34.2%	31.5%	31.7%	36.1%	30.6%	30.8%
Gaylord National
Occupancy	73.8%	79.5%	79.5%	71.1%	71.8%	71.8%
Average daily rate (ADR)	$223.74	$217.43	$217.43	$211.85	$206.23	$206.23
RevPAR	$165.13	$172.91	$172.91	$150.69	$147.99	$147.99
OtherPAR	$223.07	$233.56	$231.54	$203.81	$204.34	$202.45
Total RevPAR	$388.20	$406.47	$404.45	$354.50	$352.33	$350.44
Revenue	$70,510	$73,829	$73,462	$128,072	$127,288	$126,605
Adjusted EBITDA	$24,868	$26,202	$26,202	$37,474	$38,593	$38,593
Adjusted EBITDA Margin	35.3%	35.5%	35.7%	29.3%	30.3%	30.5%
The AC Hotel at National Harbor (3)
Occupancy	56.2%	n/a	n/a	56.2%	n/a	n/a
Average daily rate (ADR)	$211.94	n/a	n/a	$211.94	n/a	n/a
RevPAR	$119.17	n/a	n/a	$119.17	n/a	n/a
OtherPAR	$14.67	n/a	n/a	$14.67	n/a	n/a
Total RevPAR	$133.84	n/a	n/a	$133.84	n/a	n/a
Revenue	$2,313	n/a	n/a	$2,313	n/a	n/a
Adjusted EBITDA	$1,031	n/a	n/a	$1,031	n/a	n/a
Adjusted EBITDA Margin	44.6%	n/a	n/a	44.6%	n/a	n/a
The Inn at Opryland (4)
Occupancy	79.4%	75.9%	75.9%	71.2%	70.8%	70.8%
Average daily rate (ADR)	$128.65	$114.94	$114.94	$122.73	$111.28	$111.28
RevPAR	$102.13	$87.25	$87.25	$87.34	$78.76	$78.76
OtherPAR	$33.69	$33.09	$33.09	$29.24	$30.94	$30.94
Total RevPAR	$135.82	$120.34	$120.34	$116.58	$109.70	$109.70
Revenue	$3,744	$3,317	$3,317	$6,394	$6,017	$6,017
Adjusted EBITDA	$1,231	$1,113	$1,113	$1,748	$1,650	$1,650
Adjusted EBITDA Margin	32.9%	33.6%	33.6%	27.3%	27.4%	27.4%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	Same-store excludes the AC Hotel at National Harbor.
(3)	The AC Hotel at National Harbor opened in April 2015.
(4)	Includes other hospitality revenue and expense.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2015
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$99,100	$119,100
Provision (benefit) for income taxes	6,500	6,500
Other (gains) and losses, net	(2,500)	(2,500)
Loss on warrant settlements	20,000	20,000
Interest expense	60,000	60,000
Interest income	(12,000)	(12,000)

Operating Income	171,100	191,100
Depreciation and amortization	117,000	117,000

EBITDA	288,100	308,100
Non-cash lease expense	5,500	5,500
Preopening expense	1,000	1,000
Equity based compensation	6,000	6,000
Other gains and (losses), net	2,500	2,500
Impairment charges	2,900	2,900
Interest income	12,000	12,000

Adjusted EBITDA	$318,000	$338,000

Hospitality Segment [1]
Operating Income	$180,600	$196,600
Depreciation and amortization	107,500	107,500

EBITDA	288,100	304,100
Non-cash lease expense	5,500	5,500
Preopening expense	1,000	1,000
Equity based compensation	—	—
Other gains and (losses), net	2,500	2,500
Impairment charges	2,900	2,900
Interest income	12,000	12,000

Adjusted EBITDA	$312,000	$328,000

Entertainment (Opry and Attractions) Segment
Operating Income	$23,000	$26,000
Depreciation and amortization	5,500	5,500

EBITDA	28,500	31,500
Equity based compensation	500	500

Adjusted EBITDA	$29,000	$32,000

Corporate and Other Segment
Operating Income	$(32,500)	$(31,500)
Depreciation and amortization	4,000	4,000

EBITDA	(28,500)	(27,500)
Other gains and (losses), net	(20,000)	(20,000)
Loss on warrant settlements	20,000	20,000
Equity based compensation	5,500	5,500

Adjusted EBITDA	$(23,000)	$(22,000)

Ryman Hospitality Properties, Inc.
Net income	$99,100	$119,100
Depreciation & amortization	117,000	117,000
Non-cash lease expense	5,500	5,500
Impairment charges	2,900	2,900
Amortization of DFC	6,000	6,000
Loss on warrant settlements	20,000	20,000

Adjusted FFO	$250,500	$270,500

[1]	Hospitality includes AC Hotel